                                                                    EXHIBIT 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                  For the December 12, 2001 Determination Date
                           For the 52nd Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1.   Capitalized terms used in this Certificate have their respective meanings as set forth in the and Servicing Agreement;
     provided, that the "preceding Monthly Period" shall mean the Monthly immediately preceding the calendar month in which this Certificate is delivered.  This Certificate is delivered pursuant to subsection 3.4(b) of the and Servicing Agreement.
     References herein to certain sections and subsections are references to the respective sections and of the Pooling and
     Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is December 12, 2001, which is a Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly Period
     [equal to 5(a) plus 5(b)] was                                                                                   $100,833,864.29

          (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the
               preceding Monthly Period (the Collections of Finance Charge Receivables) was                           $11,261,894.24

          (b)  The aggregate amount of Collections of Principal Receivables collected during the
               preceding Monthly Period (the Collections of Principal Receivables) was                                $89,571,970.05

6.   The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was           $801,725,426.10

7.   Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this
     Certificate to the Paying Agent pursuant to Article V.

8.   To the knowledge of the undersigned, there are no liens on any in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Receivables
     exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the and Servicing
     Agreement, is equal to                                                                                           $87,089,703.79

10.  The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account to be made by the
     Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer is                   $0.00

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Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)

11.  Monthly Period Trust Activity
(a)  Trust Activity                                                 Total Trust
     =================================================         ======================
     Beginning Aggregate Principal Receivables                         787,934,543.66
     Beginning Excess Funding Account Balance                                    0.00
     Beginning Total Principal Balance                                 787,934,543.66
     Collections of Finance Charge Receivables                          11,261,894.24
     Discount Percentage                                                         0.00
     Discount Option Receivables Collections                                     0.00
     Net Recoveries                                                              0.00
     Total Collections of Finance Charge Receivables                    11,261,894.24
     Total Collections of Principal Receivables                         89,571,970.05
     Net Default Amount                                                  2,580,470.21
     Minimum Aggregate Principal Receivables Balance                   700,000,000.00
     Ending Aggregate Principal Receivables                            787,089,703.79
     Ending Excess Funding Account Balance                                       0.00
     Ending Total Principal Balance                                    787,089,703.79

(b)  Series Allocations (as of 11/30/01)                                Series 1997-1            Series 1998-1          All Series
     =================================================         =====================================================================

     Group Number                                                            1                        2
     Investor Interest                                                 298,313,250.00           400,000,000.00        698,313,250.00
     Adjusted Investor Interest                                        272,363,250.00           400,000,000.00        672,363,250.00
     Principal Funding Account Balance                                  25,950,000.00                     0.00         25,950,000.00
     Minimum Transferor Interest                                                                                       55,096,279.27

(c)  Group I Allocations                                                Series 1997-1            Total Group I
     =================================================         =================================================
     Investor Finance Charge Collections                                 4,422,312.83             4,422,312.83

     Investor Monthly Interest                                           1,483,497.62             1,483,497.62
     Investor Monthly Fees (Servicing Fee)                                 340,454.06               340,454.06
     Investor Default Amounts                                              982,494.16               982,494.16
     Investor Additional Amounts                                           105,620.11               105,620.11
     Total                                                               2,912,065.95             2,912,065.95

     Reallocated Investor Finance Charge Collections                     4,422,312.83             4,422,312.83
     Available Excess                                                    1,510,246.88             1,510,246.88

12.  Series 1997-1 Certificates
                                                                        Series 1997-1              All Other          Transferor's
(a)  Investor/Transferor Allocations                Trust                 Interest                  Series              Interest
     ===============================================================================================================================
     Beginning Investor/Transferor Amounts       787,934,543.66        272,363,250.00           400,000,000.00        115,571,293.66
     Beginning Adjusted Investor Interest        787,934,543.66        272,363,250.00           400,000,000.00
     Floating Investor Percentage                   100.000000%            38.074230%               50.765640%
     Fixed Investor Percentage                      100.000000%            38.074230%               50.765640%
     Collections of Finance Chg. Receivables      11,261,894.24          4,422,312.83             5,715,992.54
     Collections of Principal Receivables         89,571,970.05         34,103,837.89            45,471,783.85
     Net Default Amount                            2,580,470.21            982,494.16             1,309,992.22

     Ending Investor/Transferor Amounts          787,089,703.79        244,616,861.25           400,000,000.00        142,472,842.54

Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

                                                                                               Collateral
(b)  Monthly Period Funding Requirements           Class A               Class B               Interest                Total
     ===============================================================================================================================
     Principal Funding Account                    25,950,000.00                  0.00                     0.00         25,950,000.00
     Principal Funding Investment Proceeds            27,373.64                  0.00                     0.00             27,373.64
     Withdrawal from Reserve Account                 105,620.11                  0.00                     0.00            105,620.11
     Available Reserve Account Amount              1,297,500.00                  0.00                     0.00          1,297,500.00
     Required Reserve Account Amount               1,297,500.00                  0.00                     0.00          1,297,500.00

     Coupon                                            6.15000%              6.35000%                 2.68000%              5.93182%
     Floating Investor Percentage                     32.93421%              2.66520%                 2.47482%             38.07423%
     Fixed Investor Percentage                        32.93421%              2.66520%                 2.47482%             38.07423%
     Investor Monthly Interest                     1,329,937.50            111,125.00                42,435.12          1,483,497.62
     Overdue Monthly Interest                              0.00                  0.00                     0.00                  0.00
     Additional Interest                                   0.00                  0.00                     0.00                  0.00
          Total Interest Due                       1,329,937.50            111,125.00                42,435.12          1,483,497.62
     Investor Default Amounts                        849,857.48             68,774.69                63,861.99            982,494.16
     Investor Monthly Fees                           291,937.50             26,250.00                22,266.56            340,454.06
     Investor Additional Amounts                     105,620.11                  0.00                     0.00            105,620.11
          Total Due                                2,577,352.59            206,149.69               128,563.67          2,912,065.95

                                                                                                 Collateral
(c)  Certificates - Balances and Distributions     Class A               Class B                 Interest              Total
     ===============================================================================================================================
     Beginning Investor Interest                 233,550,000.00         21,000,000.00            17,813,250.00        272,363,250.00
     Monthly Principal - Prin. Funding Account    25,950,000.00                  0.00                     0.00         25,950,000.00
     Principal Payments                                    0.00                  0.00             1,796,388.75          1,796,388.75
     Interest Payments                             1,329,937.50            111,125.00                42,435.12          1,483,497.62
     Total Payments                               27,279,937.50            111,125.00             1,838,823.87         29,229,886.37
     Ending Investor Interest                    207,600,000.00         21,000,000.00            16,016,861.25        244,616,861.25

(d)  Information regarding Payments in respect of the Class A Certificates
     (per $1,000 original certificate principal amount)
     1.   Total Payment                                                                                                     5.125000
     2.   Amount of Payment in respect of Class A Monthly Interest                                                          5.125000
     3.   Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0.000000
     4.   Amount of Payment in respect of Class A Additional Interest                                                       0.000000
     5.   Amount of Payment in respect of Class A Principal                                                                 0.000000

(e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor
     Charge-Offs
     1.   Total Amount of Class A Investor Charge-Offs                                                                          0.00
     2.   Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                               0.00
     3.   Total amount reimbursed in respect of Class A Investor Charge-Offs                                                    0.00
     4.   Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
          principal amount                                                                                                      0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the Class A
          Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                                0.00

(f)  Information regarding Payments in respect of the Class B Certificates
     (per $1,000 original certificate principal amount)
     1.   Total Payment                                                                                                     5.291667
     2.   Amount of Payment in respect of Class B Monthly Interest                                                          5.291667
     3.   Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0.000000
     4.   Amount of Payment in respect of Class B Additional Interest                                                       0.000000
     5.   Amount of Payment in respect of Class B Principal                                                                 0.000000

Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)

(g)  Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
     1.   Amount of reductions in Class B Investor Interest                                                                     0.00
     2.   Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount                    0.00
     3.   Total amount reimbursed in respect of reductions of Class B Investor Interest                                         0.00
     4.   Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
          certficate principal amount                                                                                           0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the Class B
          Certificates exceeds the Class B Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                                0.00

(h)  Information regarding the Distribution in respect of the Collateral Interest
     (per $1,000 original certificate principal amount)
     1.   Total distribution                                                                                               94.298660
     2.   Amount of distribution in respect of Collateral Monthly Interest                                                  2.176160
     3.   Amount of distribution in respect of Collateral Overdue Interest                                                  0.000000
     4.   Amount of distribution in respect of Collateral Monthly Principal                                                92.122500

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
     1.   Amount of  reductions in Collateral Interest                                                                          0.00
     2.   Total amount reimbursed in respect of reductions of Collateral Interest                                               0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1.   Class A Available Funds                                                                                       3,843,568.71

          a.   Class A Monthly Interest                                                                                 1,329,937.50
          b.   Class A Overdue Monthly Interest                                                                                 0.00
          c.   Class A Additional Interest                                                                                      0.00
          d.   Class A Servicing Fee                                                                                      291,937.50
          e.   Class A Investor Default Amount                                                                            849,857.48
          f.   Excess Spread                                                                                            1,371,836.23

     2.   Class B Available Funds                                                                                         300,090.05

          a.   Class B Monthly Interest                                                                                   111,125.00
          b.   Class B Overdue Monthly Interest                                                                                 0.00
          c.   Class B Additional Interest                                                                                      0.00
          d.   Class B Servicing Fee                                                                                       26,250.00
          e.   Excess Spread                                                                                              162,715.05

     3.   Collateral Holder Available Funds                                                                               278,654.07

          a.   Excess Spread                                                                                              278,654.07

     4.   Total Excess Spread                                                                                           1,813,205.35

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)

(k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.   Beginning Excess Spread                                                                                       1,813,205.35
     2.   Excess Finance Charge Collections                                                                                     0.00
     3.   Applied to fund Class A Required Amount                                                                               0.00
     4.   Unreimbursed Class A Investor Charge-Offs                                                                             0.00
     5.   Applied to fund Class B Required Amount                                                                          68,774.69
     6.   Reductions of Class B Investor Interest treated as Available Principal Collections                                    0.00
     7.   Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                    42,435.12
     8.   Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                   22,266.56
     9.   Collateral Investor Default Amount treated as Available Principal Collections                                    63,861.99
     10.  Reductions of Collateral Interest treated as Available Principal Collections                                          0.00
     11.  Deposit to Reserve Account (if required)                                                                        105,620.11
     12.  Applied to other amounts owed to Collateral Interest Holder                                                           0.00
     13.  Balance to constitute Excess Finance Charge Collections for other series                                      1,510,246.88

     13.  Trust Performance
     (a)  Delinquencies

          1.   30-59 days                                                                                              11,181,156.25
          2.   60-89 days                                                                                               6,412,824.11
          3.   90 days and over                                                                                        10,464,077.40
          4.   Total 30+ days delinquent                                                                               28,058,057.76

     (b)  Base Rate

          a.   Current Monthly Period                                                                                       7.96754%
          b.   Prior Monthly Period                                                                                         7.97415%
          c.   Second Prior Monthly Period                                                                                  8.01223%
     (c)  Three Month Average Base Rate                                                                                     7.98464%

     (d)  Portfolio Yield (gross portfolio yield less net defaults)
          a.   Current Monthly Period                                                                                      13.83707%
          b.   Prior Monthly Period                                                                                        13.63343%
          c.   Second Prior Monthly Period                                                                                 12.84116%
     (e)  Three Month Average Portfolio Yield                                                                              13.43722%

     (f)  Excess Spread Percentage
          a.   Current Monthly Period                                                                                       6.46347%
          b.   Prior Monthly Period                                                                                         6.15929%
          c.   Second Prior Monthly Period                                                                                  5.32894%
     (g)  Three Month Average Excess Spread Percentage                                                                      5.98390%

     (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                               12.79724%

     (i)  Portfolio Adjusted Yield                                                                                          5.86953%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of December.

                               First USA Bank, National Association, as Servicer

                               By:    /s/ Tracie Klein
                                   ---------------------------------------------
                               Name:  Tracie Klein
                               Title: First Vice President